UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 4, 2013

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (202) 467-6868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  Appointment of Chief Information Officer

Effective as of February 4, 2013, Mr. Leoncio Casusol was appointed Chief Information Officer of Liquidity Services, Inc. (the “Company”).  Mr. Casusol, age 40, will report to the Company’s Chairman and Chief Executive Officer, William P. Angrick, III.  As the Company’s top technology executive, Mr. Casusol will be responsible for partnering with the Company’s business and functional leaders to improve and optimize the Company’s technology platforms, operations and services in support of customer satisfaction and long-term growth.

Prior to joining the Company, Mr. Casusol was Chief Information Officer of Terremark, a Verizon company that provides advanced information technology infrastructure and managed services to global enterprise and government clients, where he was responsible for the implementation of business technology, new products and strategies to drive operational efficiencies and improved growth from 2008 to the present.  From 2000 to 2008, Mr. Casusol worked as Senior Vice President, Engineering and Technology, for Quadrem, a provider of global supply chain solutions and a subsidiary of Ariba, Inc., helping Quadrem establish and grow one of the first and largest business-to-business e-commerce marketplaces in the mining industry, supporting over $20 billion of annual transaction volume globally.  Mr. Casusol holds a bachelor’s degree in Systems Engineering from Santa Maria Catholic University of Arequipa and a Masters in Economics and Management from San Agustin University of Arequipa.

In connection with his appointment as Chief Information Officer, Mr. Casusol entered into an Executive Employment Agreement with the Company that provides for an annual base salary of $300,000.  The employment agreement also provides for the grant of 49,113 shares of restricted stock that will vest over a four year vesting schedule.  In addition, the employment agreement provides for a grant of 49,113 shares of restricted stock that will vest over a four year time period based on the Company’s achievement of certain financial milestones.  Mr. Casusol is eligible under his employment agreement to receive an annual bonus, targeted at 60% of his base salary.  Mr. Casusol will also be eligible to receive up to an additional $25,000 for relocation expenses.  The foregoing description does not purport to be complete and is qualified in its entirety by reference to the executive employment agreement between Mr. Casusol and the Company, which is filed herewith.  The Executive Employment Agreement by and between the Company and Mr. Casusol is attached hereto as Exhibit 10.1.

There are no relationships between Mr. Casusol and any other director or executive officer of the Company.  The Company had no transactions, and has no transaction proposed, in which Mr. Casusol, or any member of his immediate family, has a direct or indirect material interest.

Item 7.01.  Regulation FD Disclosure.

The press release announcing Mr. Casusol’s appointment is attached hereto as Exhibit 99.1.

This exhibit is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of  Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any of the Company’s reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

The following exhibits are filed as part of this report:

10.1                                                      Executive Employment Agreement by and between the Company and Leoncio Casusol.

99.1                                                      Press Release dated February 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: February 4, 2013	By:	/s/ James E. Williams
	Name:	James E. Williams
	Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Executive Employment Agreement by and between the Company and Leoncio Casusol.
99.1	Press Release dated February 4, 2013.